November 7, 2013

Notice of Third Quarter 2013 Financial Results Investor Call

SquareTwo Financial will host a conference call on Thursday, November 14th, 2013 at 10:30am Eastern Time to discuss the financial results for the quarter ended September 30th, 2013. The telephone number for domestic participants is (877)-522-6079. The telephone number for international participants is (706)-643-9734. Please dial in five to ten minutes prior to the start of the call. The confirmation number for domestic and international participants is 96383398.

Our third quarter results and Financial Results Presentation will be released on November 14th at approximately 7:00am Eastern Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com. Please download our third quarter 2013 Financial Results Presentation from our website that will be used during the conference call. A replay of the conference call will also be available shortly after the call on the Company's website.

Please direct all inquiries to the Company's Investor Relations department by sending an email to ir@squaretwofinancial.com or calling our investor relations hotline at 303-713-2266.

About SquareTwo Financial

SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology, industry-leading security and compliance practices, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. Lenders in the Fortune 1000 trust SquareTwo Financial to manage their debt portfolios. In all of its recovery efforts, SquareTwo Financial is committed to delivering the FAIR SQUARE PROMISE, the company’s pledge to treat each Customer with fairness and respect. SquareTwo Financial is based in Denver, Colo. Visit www.squaretwofinancial.com for more information.